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                                                                  Exhibit 10(ll)

                        ICF KAISER INTERNATIONAL, INC.
                               9300 Lee Highway
                         Fairfax, Virginia  22031-2107

                                March 13, 1998

Jarrod M. Cohen
Cowen Incorporated
Financial Square
New York, NY 10005-3597

Dear Jarrod:

     The purpose of this letter is to set forth the agreements we have reached as a result of recent discussions. It will become effective on the date of your execution of this letter (the "Effective Date").

     As promptly as practicable after receipt of your written request at any time between July 1, 1998 and December 31, 1998, the Board of Directors of ICF Kaiser International, Inc. (the "Company") will take all steps necessary to create, and elect you to fill, a vacancy in the class of 2000 on the Board of Directors of the Company. As you know, the Board has been on record since early 1997 as to its intent to add several other outside directors to reach a total size of twelve, with three management directors and nine outsiders. Consistent with that intent, the Board has proposed to nominate Michael E. Tennenbaum for election to the Company's Board of Directors at the 1998 annual meeting on the terms outlined in the attachment.

     For your part, you, Cowen & Company, Cowen Incorporated and Joseph M. Cohen (the "Cohen Parties") agree as follows:

     (a) You will not consent (and will withdraw any previously granted consent) to be a nominee for election to the Company's Board of Directors at the 1998 annual meting of the Company's shareholders.

     (b) At the Company's 1998 annual meeting of shareholders the Cohen Parties will vote in favor of the nominees for election as directors proposed by the Company's Board of Directors.

     (c) During the period commencing on the Effective Date and ending on the later of (x) December 31, 1998 or (y) if you elect to become a member of the Board of Directors prior to December 31, 1998, the date you or any other designee of the Cohen Parties ceases to be a member of the Board of Directors, the Cohen Parties shall not, without the express written consent of a majority of the directors of the Company other than the Cohen Parties or their designees:

          (i) subject any of the Company's voting securities to a voting trust or voting agreement;

          (ii) solicit proxies or become a "participant" in a "solicitation" (as such terms are defined in Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act")), in opposition to any recommendation of the Board of Directors of the
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Jarrod M. Cohen
March 13, 1998
Page 2



Company;

          (iii) join a partnership, limited partnership, syndicate or other group, or otherwise act in concert with any other person, for the purpose of acquiring holding, voting or disposing of voting securities of the Company, or otherwise become a "person" within the meaning of Section 13(d)(3) of the Exchange Act (in each case other than solely with another Cohen Party);

          (iv) become, alone or in conjunction with others, an "Acquiring Person" as defined in the Company's Shareholder Rights Plan as adopted January 13, 1992; or

          (v) dispose of any voting securities of the Company to any person who, to the knowledge of the Cohen Parties, as a result of acquiring such voting securities would become an "Acquiring Person" as defined in the Company's Shareholder Rights Plan as adopted January 13, 1992.

     (d) Each of the Cohen Parties shall be present, in person or by proxy, and without further action hereby agree that they shall be deemed (to the extent permitted by law) to be present, at all meetings of the stockholders of the Company with respect to which the Cohen Parties receives notice so that all voting securities of the Company owned by any of them may be counted for the purpose of determining the presence of a quorum at such meetings.

     (e) For purposes of this letter (x) "Affiliate" shall have the same meaning as Affiliate under Rule 12b-2 under the Exchange Act, and (y) "Beneficial Owner" shall have the same meaning as "Beneficial Owner" under Rule 13d-3 under the Exchange Act, and "Beneficial Ownership" shall have a correlative meaning.

     If the foregoing accurately summarizes our agreement, please sign where indicated below.

                                       Very truly yours,

                                       ICF KAISER INTERNATIONAL, INC.

COWEN & COMPANY

COWEN INCORPORATED

Joseph M. Cohen

Jarrod M. Cohen